Exhibit 99.1

For Immediate Release

July 6, 2020

CANNAPHARMARX AGREES TO ACQUIRE CA CANNABIS FACILITY

Company Agrees to Purchase River Road Production Campus from Bristol Capital Investors

CALGARY, AB / ACCESSWIRE / July 6, 2020 / CannaPharmaRx, Inc. (OTC PINK:CPMD) a future leader in ultramodern, highly efficient cannabis production facilities in Canada, announced today it has signed a letter of intent to purchase a cannabis production facility located in Cathedral City, California.

The purchase price will be $10 million. The acquisition is anticipated to close during the next 45 days, subject to CannapharmaRx receiving appropriate funding. The property will need approximately $20 million in upgrades to become fully functional according to CannaPharmaRx’s standards. While no assurances can be provided, the Company believes it has secured financing for this project via a senior credit facility. Upon completion of upgrades, which are expected to take approximately 6-7 months, the production facility is expected to generate up to 50,000 kilograms of cannabis per year.

“Completion of this acquisition will be a significant milestone for our Company. We are hopeful that it is the first of many transactions we are able to close this year in order to commence grow operations during the first half of next year,” said Nick Colvin, CEO of CannaPharaRx.

About CannaPharmaRx, Inc.

CannaPharmaRx is focused on the acquisition and development of state-of-the-art cannabis grow facilities. CPMD owns a 48,500 square foot cannabis grow facility presently under development and is currently in discussion with other companies regarding potential acquisitions. CannaPharmaRx's business strategy is to become a leader in high quality and low-cost production of cannabis through the development, acquisition and enhancement of existing facilities. CannaPharmaRx is committed to operating high quality facilities utilizing the latest technology in combined heat and power generation to ensure being a low-cost producer of cannabis. CannaPharmaRx is also in the process of completing an application to list its common stock for trading on the Canadian Stock Exchange, with initial trading anticipated to being during the third quarter of 2020. The Company also anticipates submitting an application to list its common stock for trading on the OTCQB in the near future as well.

Safe Harbor Statement

Cautionary Note Regarding Forward-Looking Information or Statements

This press release contains forward-looking information or statements. All statements that are or information which is not historical facts, including without limitation, statements regarding future estimates, plans, programs, forecasts, projections, objectives, assumptions, expectations or beliefs of future performance, are "forward-looking information or statements". Forward-looking information or statements can be identified by the use of words such as "plans", "expects" or "does not expect", "is expected", "estimates", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. With respect to forward-looking information and statements contained herein, Management of CannapharmaRx has made numerous assumptions including, among other things, assumptions about general business and economic conditions. Such forward-looking statements are based on assumptions and involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking information or statements. Readers are cautioned not to place undue reliance on such forward-looking information or statements. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in forward-looking information or statements. CannapharmaRx assumes no obligation to update any forward-looking information or statements, even if new information becomes available as a result of future events, new information or for any other reason except as required by law.

Contact Information:

CannaPharmaRx Contact
Attention: Richard Brown
Ness Capital & Consulting
rbrown@nesscc.com
(978) 767-0048

Brokers and Analysts:

Chesapeake Group

(410) 825-3930

info@chesapeakegp.com